================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                           ROCKY SHOES & BOOTS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                            ROCKY SHOES & BOOTS, INC.
                              39 East Canal Street
                             Nelsonville, Ohio 45764


                                                                  April 23, 2001


Dear Shareholder:

         I am pleased to invite you to the Annual Meeting of Shareholders of Rocky Shoes & Boots, Inc. to be held on Wednesday, May 23, 2001, at 9:30 a.m., at the Company's Finished Goods Distribution Center, located at 37601 Rocky Boots Way, Logan, Ohio. We look forward to meeting all of our shareholders who are able to attend.

         At the Annual Meeting, you will be asked to elect Class I Directors and to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2001. A copy of the Proxy Statement and the proxy card are enclosed.

         It is very important that your shares are represented and voted at the meeting whether or not you plan to attend. Accordingly, please sign, date, and return your proxy card in the enclosed envelope at your earliest convenience. If you attend the meeting, you may vote in person if you wish, and your proxy will not be used.

         Your interest and participation in the affairs of the Company are greatly appreciated. Thank you for your continued support.

                                   Sincerely,


                                   Mike Brooks
                                   Chairman, President, and
                                   Chief Executive Officer

                            ROCKY SHOES & BOOTS, INC.
                              39 East Canal Street
                             Nelsonville, Ohio 45764

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                                                  April 23, 2001

To Our Shareholders:

         The Annual Meeting of Shareholders of Rocky Shoes & Boots, Inc. will be held at the Company's Finished Goods Distribution Center, located at 37601 Rocky Boots Way, Logan, Ohio, on Wednesday, May 23, 2001, at 9:30 a.m. local time, for the following purposes:

                  (1) To elect four Class I Directors of the Company each to serve for a two-year term expiring at the 2003 Annual Meeting of Shareholders.

                  (2) To ratify the selection of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001.

                  (3) To transact any other business which may properly come before the meeting or any adjournment thereof.

         You will be most welcome at the meeting, and we hope you can attend. Directors and officers of the Company and representatives of its independent public accountants will be present to answer your questions and to discuss its business.

         We urge you to execute and return the enclosed proxy as soon as possible so that your shares may be voted in accordance with your wishes. If you attend the meeting, you may vote in person and your proxy will not be used.

                                    By Order of the Board of Directors,


                                    Curtis A. Loveland
                                    Secretary

 -------------------------------------------------------------------------------

                     PLEASE SIGN AND MAIL THE ENCLOSED PROXY
                          IN THE ACCOMPANYING ENVELOPE
               NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

--------------------------------------------------------------------------------

                            ROCKY SHOES & BOOTS, INC.
                              39 East Canal Street
                             Nelsonville, Ohio 45764

                          -----------------------------


                                 PROXY STATEMENT

                          -----------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 23, 2001

                          -----------------------------

         This Proxy Statement is furnished to the shareholders of Rocky Shoes & Boots, Inc. (the "Company") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders to be held on May 23, 2001, and at any adjournment thereof. The enclosed proxy is solicited by the Board of Directors of the Company. This Proxy Statement and the enclosed proxy will be first sent or given to the Company's shareholders on approximately April 23, 2001.

         The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Representatives of the Company may solicit proxies by mail, telegram, telephone, or personal interview.

         The shares represented by the accompanying proxy will be voted as directed if the proxy is properly signed and received by the Company before the meeting. The proxy will be voted FOR the nominees for director named herein and FOR the ratification of the appointment of Deloitte & Touche LLP as independent public accountants if no direction is made to the contrary. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by filing a written notice with the Secretary of the Company prior to the meeting. Shareholders who attend the meeting may vote in person and their proxies will not be used.

         Holders of record of Common Stock of the Company at the close of business on March 30, 2001, will be entitled to vote at the Annual Meeting. At that time, the Company had 4,489,215 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock outstanding on the record date entitles the holder to one vote on each matter submitted at the Annual Meeting.

         The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on "routine" matters, which typically include the election of directors and ratification of independent public accountants.

         The election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of Common Stock at a meeting at which a quorum is present. Proxies that are marked "Withhold Authority" and broker non-votes will not be counted toward such nominee's achievement of a plurality and thus will have no effect. Each other matter to be submitted to the shareholders for approval or ratification at the Annual Meeting requires the affirmative vote of the holders of a majority of the Common Stock present and entitled to vote on the matter. For purposes of determining the number of shares of Common Stock voting on the matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and thus will have no effect.

ELECTION OF DIRECTORS

         The Company's Code of Regulations provides for a classified board of directors with two classes. Each class of directors consists, as nearly as practical, of one-half of the total number of directors. The total number of authorized directors has been fixed by the Board of Directors at eight. The Board of Directors proposes the election of all four incumbent directors at the 2001 Annual Meeting of Shareholders to continue their service as Class I Directors. The four incumbent Class II Directors will continue in office. The nominees for Class I Directors, if elected, will serve for a two-year term expiring at the 2003 Annual Meeting of Shareholders.

         Mike Brooks, Glenn E. Corlett, Stanley I. Kravetz, and James L. Stewart are currently Class I Directors of the Company and are being nominated by the Board of Directors for re-election as Class I Directors.

         It is intended that, unless otherwise directed, the shares represented by the enclosed proxy will be voted FOR the election of Messrs. Brooks, Corlett, Kravetz and Stewart as Class I Directors. In the event that any of the nominees for director should become unavailable, the number of directors of the Company may be decreased pursuant to the Company's Code of Regulations, or the Board of Directors may designate a substitute nominee, in which event the shares represented by the enclosed proxy will be voted for such substitute nominee.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

         The following table sets forth for each nominee and each continuing director of the Company, such person's name, age, the year in which he or she became a director of the Company, and his or her position with the Company and the Company's subsidiaries, Five Star Enterprises Ltd. ("Five Star") and Lifestyle Footwear, Inc. ("Lifestyle"):

                                CLASS I DIRECTORS
                        (NOMINEES - TERMS EXPIRE IN 2003)


                                             DIRECTOR
           NAME                   AGE          SINCE                          POSITION
---------------------------- -- -------- --- ---------- -- -----------------------------------------------

Mike Brooks                       54           1992        Director, Chairman of the Board, President,
                                                           and Chief Executive Officer of the Company,
                                                           Five Star, and Lifestyle

Glenn E. Corlett                  57           2000        Director of the Company

Stanley I. Kravetz                68           1993        Director of the Company

James L. Stewart                  68           1996        Director of the Company


                               CLASS II DIRECTORS
                            (TERMS TO EXPIRE IN 2002)


                                             DIRECTOR
           NAME                   AGE          SINCE                          POSITION
---------------------------- -- -------- --- ---------- -- -----------------------------------------------

Leonard L. Brown                  69           1993        Director of the Company

David Fraedrich                   51           1992        Director, Executive Vice President, Chief
                                                           Financial Officer, and Treasurer of the
                                                           Company, Five Star, and Lifestyle

Curtis A. Loveland                54           1993        Director and Secretary of the Company;
                                                           Secretary of Five Star and Lifestyle

Robert D. Rockey                  59           2000        Director of the Company


         Mike Brooks has served as Chairman, President, and Chief Executive Officer of the Company since August 1991. Mr. Brooks also has served Lifestyle as President since November 1988 and as Chairman and Chief Executive Officer since December 1992, and Five Star as President since March 1987, as Chairman since August 1991, and as Chief Executive Officer since December 1992. Mr. Brooks is a pattern engineering and shoe design graduate of the Ars Satoria in Milan, Italy. After employment with U.S. Shoe Corporation and various tanning companies, Mr. Brooks returned to the family shoe business in Nelsonville, Ohio, in 1975, serving first as Manager of Product Development and a national salesman and then, in 1984, becoming President. He has been a director of Footwear Industries of America since April 1986 and currently serves on the Executive Board as Chairman of that organization.

         Glenn E. Corlett was elected to the Board of Directors on June 15, 2000, to fill a vacancy created by the resignation of Robert D. Stix, effective the same date. Mr. Corlett has been Dean and Philip J. Gardner, Jr. Leadership Professor of the College of Business at Ohio University, Athens, Ohio, since July 1, 1997. From 1993 to 1996, Mr. Corlett was Executive Vice President and Chief Operating Officer of N.W. Ayer & Partners, an international advertising agency, headquartered in New York, New York. Mr. Corlett also served as Chief Financial Officer of N.W. Ayer & Partners from 1990 to 1995. Prior to joining N.W. Ayer & Partners, Mr. Corlett had a long history with Price Waterhouse where he was partner-in-charge for mergers and acquisitions in New York from 1988 to 1990; tax partner-in-charge in Denver from 1984 to 1988 and in Cleveland from 1979 to 1984; and held partner and staff positions from 1971 to 1979. Mr. Corlett also serves on the Board of Directors of Pubco Corp., a company with a printer supplies business and a construction products business, and Frederick Brewing Co., a specialty brewery.

         Stanley I. Kravetz has served as Chairman of The Kravetz Group, Andover, Massachusetts, since its formation in December 1988. The Kravetz Group is a consulting company specializing in marketing, advertising, product management, venture management, and public relations. In addition, Mr. Kravetz has served as CEO of Thorlo, Inc., Statesville, North Carolina, a manufacturer and marketer of the world's premier sock, since August 1998. Mr. Kravetz began his career in the footwear industry in May 1976 as National Sales Manager of The Timberland Company and was promoted to Executive Vice President and became a director of The Timberland Company in 1977. In July 1985, Mr. Kravetz purchased The Frye Boot Company, which he sold to Reebok International Ltd. in May 1987. He continued in his position as President of The Frye Boot Company and also became President of The Rockport Company, another subsidiary of Reebok International Ltd. In February 1988, Mr. Kravetz became Corporate Vice President of Reebok International Ltd. and served in this position until December 1988.

         James L. Stewart has served as the proprietor of Rising Wolf Ranch, Inc., East Glacier, Montana, a summer resort and a winter rehabilitation center for teenage boys involved with drug abuse. Mr. Stewart also consults various retail and catalog companies. Between 1984 and 1991, Mr. Stewart served as the President and CEO of Dunns Inc. and as the Vice President and General Manager of Gander Mountain Inc. Before that time, he served Sears Roebuck & Co. for 28 years.

         Leonard L. Brown has served as President of Leonard L. Brown, Inc., Cincinnati, Ohio, a management consulting firm, since 1985, and as Managing Partner of L & O Realty Co., a private real estate investment company, since 1980. From 1974 to 1985, Mr. Brown served as Chief Executive Officer of Elmex Corp., a toy wholesale company. From 1971 to 1978, the period during which Elmex Corp. was a unit of W. R. Grace & Co., Mr. Brown also served as a Vice President and Division Executive of W. R. Grace & Co.

         David Fraedrich has served as Executive Vice President, Chief Financial Officer, and Treasurer of the Company since October 1992. Mr. Fraedrich joined the Company in 1971 after graduating from Miami University in Oxford, Ohio, with a B.S. degree in Business Administration. He has served in various positions, assuming executive officer responsibilities in July 1975. Mr. Fraedrich has also served as an executive officer of Lifestyle and Five Star since November 1988 and March 1987, respectively, and currently serves as Executive Vice President, Chief Financial Officer, and Treasurer of these corporations.

         Curtis A. Loveland has served as Secretary of the Company since October 1992 and of Five Star and Lifestyle since December 1992. Mr. Loveland has been a practicing attorney for 28 years and has been a partner in the law firm of Porter, Wright, Morris & Arthur LLP, Columbus, Ohio since 1979. Mr. Loveland also serves on the Board of Directors of Applied Innovation Inc., a telecommunications products manufacturer.

         Robert D. Rockey was elected to the Board of Directors on April 1, 2000, to fill a vacancy created by the resignation of Barbara Brooks Fuller, effective the same date. Mr. Rockey has been Chairman and Chief Executive Officer of Duck Head Apparel Company, Inc., Winder, Georgia, since March 1999, and was Chairman and Chief Executive Officer of the Lennox Group from June 1997 to March 1999, and President of Levi Strauss & Company, N.A. from March 1978 to June 1997.


RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Deloitte & Touche LLP, independent public accountants, as auditors for the Company for the fiscal year ending December 31, 2001. Although not required, the Board of Directors is submitting its selection to the shareholders of the Company for ratification. Deloitte & Touche LLP has served as the independent public accountants for the Company since its formation in 1992. The Board of Directors believes that the reappointment of Deloitte & Touche LLP for the fiscal year ending December 31, 2001, is appropriate because of the firm's reputation, qualifications, and experience. The Board of Directors will reconsider the appointment of Deloitte & Touche LLP if its selection is not ratified by the shareholders.

         Representatives of Deloitte & Touche LLP will be present at the meeting and will have an opportunity to make a statement if they desire to do so. Such representatives will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF ITS APPOINTMENT OF DELOITTE & TOUCHE LLP.

INFORMATION CONCERNING THE DIRECTORS, EXECUTIVE OFFICERS,
AND PRINCIPAL SHAREHOLDERS

MEETINGS, COMMITTEES, AND COMPENSATION OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company had a total of four meetings during 2000. During 2000, each of the directors attended 75% or more of the total number of (i) meetings of the Board, and (ii) meetings of committees of the Board on which such director served. The Company compensates each director who is not an officer or employee of the Company in cash at a rate of $1,500 per Board meeting, plus $750 for each committee meeting which does not occur on the same day as a Board meeting. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with the Board or committee meetings. In addition, pursuant to the Company's 1995 Stock Option Plan, each of the independent directors is granted an option to purchase 5,000 shares of the Company's Common Stock on January 1st of each year. The exercise price of such options equals 100% of the fair market value of the shares on the date of grant. The options are not exercisable until a period of one year from the date of grant and terminate on the sixth anniversary of the date of grant. Accordingly, on January 1, 2000, nonqualified options to purchase 5,000 shares of Common Stock were granted to each of Messrs. Stix, Stewart, Brown, Kravetz, and Loveland at an exercise price of $5.875 per share. These nonqualified options became exercisable on January 1, 2001 and expire on January 1, 2006. Mr. Corlett was granted nonqualified options to purchase 2,500 shares of Common Stock on June 15, 2000, the date he commenced service on the Board, at an exercise price of $5.3125 per share. Mr. Corlett's nonqualified options become exercisable on June 15, 2001 and expire on June 15, 2006.

         The Company has a standing Audit Committee and Stock Option and Compensation Committee. The members of the Audit Committee are Messrs. Brown (Chairman), Loveland, and Kravetz. The Audit Committee met five times during 2000, including three meetings held via teleconference. The Audit Committee recommends the annual appointment of the Company's auditors, with whom the Committee will review the scope of the audit, any non-audit assignments and related fees, the accounting principles used by the Company in financial reporting, internal financial auditing procedures, and the adequacy of the Company's internal control procedures. The Audit Committee's responsibilities are further outlined in its written charter attached as Appendix A to this proxy statement. The audit committee report relating to the 2000 fiscal year appears on page 19. During 2000, the members of the Stock Option and Compensation Committee were Messrs. Stewart (Chairman), Stix, Brown, and Rockey. Mr. Stix was a member of the Stock Option and Compensation Committee until June 15, 2000, the date of his resignation from the Board of Directors, and Mr. Rockey began serving on the Stock Option and Compensation Committee, effective as of the same date. The Stock Option and Compensation Committee met once during 2000. This Committee administers the 1995 Stock Option Plan and recommends to the Board of Directors compensation for the Company's executive officers.

EXECUTIVE OFFICERS

         In addition to Mike Brooks and David Fraedrich, the following individuals are executive officers of the Company:

         David Sharp, 45, joined the Company in June 2000 and serves as Vice President of Sales and Marketing. Prior to his appointment as Vice President of Sales and Marketing, Mr. Sharp served the Company as Vice President of Manufacturing Operations and Marketing. Prior to joining the Company, Mr. Sharp served as a Vice President and General Manager of an operating division of H.H. Brown, Inc., a wholly owned subsidiary of

Berkshire-Hathaway, Inc. Mr. Sharp also has held various senior sales and marketing positions at Acme Boot Co., Inc. and Converse, Inc.

         Officers are elected annually by the Board of Directors and serve at its discretion. There are no family relationships among directors and executive officers of the Company.

OWNERSHIP OF COMMON STOCK BY MANAGEMENT

         The following table sets forth information regarding beneficial ownership of the Company's Common Stock by each director, each of the Company's executive officers named in the Summary Compensation Table, and the directors and executive officers of the Company as a group as of March 30, 2001:

                                                        NUMBER OF SHARES             PERCENT OF
                 NAME                                BENEFICIALLY OWNED(1)            CLASS(1)
----------------------------------------           --------------------- -----     ----------------

Mike Brooks                                                     455,447  (2)                 9.95%

Leonard L. Brown                                                 24,500  (2)                     *

Glenn E. Corlett                                                      0                         --

David Fraedrich                                                 168,850  (2)(3)              3.71%

John E. Friday(4)                                                     0                         --

Stanley I. Kravetz                                               28,750  (2)                     *

Curtis A. Loveland                                               41,750  (2)                     *

Robert D. Rockey                                                      0                         --

James L. Stewart                                                 24,000  (2)                     *

All Directors and Executive
  Officers as a Group (10 persons)                              743,297  (2)                15.73%

----------------------------------------

*     indicates less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported. "Percentage of Class" is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on March 30, 2001, plus the number of shares such person has the right to acquire within 60 days of March 30, 2001.

(2) Includes 89,250 shares of Common Stock for Mr. Brooks, 23,750 shares of Common Stock for Mr. Brown, 57,750 shares of Common Stock for Mr. Fraedrich, 23,750 shares of Common Stock for Mr. Kravetz, 23,750 shares of Common Stock for Mr. Loveland, 18,000 shares of Common Stock for Mr. Stewart, and 236,250 shares of Common Stock for all directors and executive officers as a group, which could be acquired under stock options exercisable within 60 days of March 30, 2001.

(3) Includes 400 shares of Common Stock owned by Mr. Fraedrich's spouse. Mr. Fraedrich disclaims beneficial ownership of these shares.

(4)   Mr. Friday resigned from the Company, effective November 15, 2000.


OWNERSHIP OF COMMON STOCK BY PRINCIPAL SHAREHOLDERS

       The following table sets forth information as of March 30, 2001 (except as noted below), relating to the beneficial ownership of Common Stock by each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock.

                                                                       NUMBER OF SHARES
                           NAME OF                                     OF COMMON STOCK              PERCENT OF
                       BENEFICIAL OWNER                             BENEFICIALLY OWNED(1)            CLASS(1)
---------------------------------------------------------------  -----------------------------     --------------

Mike Brooks                                                              455,447 (2)                    9.95%
c/o Rocky Shoes & Boots, Inc.
39 East Canal Street
Nelsonville, Ohio 45764

Barbara Brooks Fuller                                                    257,075 (3)                    5.73%
137 East Columbus Street
Nelsonville, Ohio 45764

Benson Associates, LLC                                                   368,000 (4)                    8.20%
111 S. W. Fifth Avenue, Suite 2130
Portland, Oregon 97204

Maxus Investment Group                                                   366,500 (5)                    8.16%
1301 East Ninth Street
Suite 3600
Cleveland, Ohio 44114

Dimensional Fund Advisors Inc.                                           312,400 (6)                    6.96%
1299 Ocean Avenue
Santa Monica, California 90401

Fleet Boston Corporation                                                 227,660 (7)                    5.07%
One Federal Street
Boston, Massachusetts 02110

----------------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported. "Percentage of Class" is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on March 30, 2001, plus the number of shares such person has the right to acquire within 60 days of March 30, 2001.

(2) Includes 89,250 shares of Common Stock for Mike Brooks which could have been acquired under stock options exercisable within 60 days of March 30, 2001.

(3) Based on information filed on Schedule 13G with the Securities and Exchange Commission on February 14, 2001.

(4) Based on information filed on Schedule 13G with the Securities and Exchange Commission on February 12, 2001.

(5) Based on information filed on Schedule 13D with the Securities and Exchange Commission on March 28, 2000.

(6) Based on information filed on Schedule 13G with the Securities and Exchange Commission on February 2, 2001.

(7) Based on information filed on Schedule 13G with the Securities and Exchange Commission on February 14, 2001.

EXECUTIVE COMPENSATION

       The following table sets forth certain information regarding compensation paid during each of the Company's last three complete fiscal years to the Company's Chief Executive Officer and the only other executive officers of the Company whose combined salary and bonus exceeded $100,000 for 2000.

                           SUMMARY COMPENSATION TABLE



                                                                                    LONG TERM
                                                    ANNUAL COMPENSATION           COMPENSATION
         NAME AND               FISCAL YEAR       -------------------------       ------------        ALL OTHER
    PRINCIPAL POSITION             ENDED            SALARY        BONUS            OPTIONS (#)      COMPENSATION
---------------------------    --------------     -----------   -----------       --------------   ----------------

Mike Brooks(1)                   12/31/00           $210,000            $0               10,000      $13,402 (2)(3)
Chairman, President, and
Chief  Executive Officer         12/31/99           $187,000            $0               30,000      $17,127 (2)(3)
of the Company, Five Star,
and Lifestyle                    12/31/98           $177,000            $0               25,000      $10,746 (2)(3)



David Fraedrich(1)               12/31/00           $160,000            $0               10,000       $8,446 (2)(3)
Executive Vice
President, Chief                 12/31/99           $140,000            $0               30,000      $10,037 (2)(3)
Financial Officer, and
Treasurer of the                 12/31/98           $133,000            $0               15,000       $6,517 (2)(3)
Company, Five
Star, and Lifestyle


John E. Friday(1)(4)             12/31/00           $153,846            $0               10,000           $0
Executive Vice President
of Sales                         12/31/99           $129,552            $0               50,000           $0



(1) The Company has entered into employment agreements with Messrs. Brooks, Fraedrich, and Friday (See "Employment Agreements" below).

(2) The Company has also entered into deferred compensation agreements with Messrs. Brooks and Fraedrich (individually, an "Employee"). Each agreement provides that certain benefits will be paid to the Employee or a designated beneficiary upon retirement, death, or termination of employment with the Company (or an affiliate). Under the agreements, the Employee qualifies for the benefits after 15 years of service with the Company or a predecessor corporation. If the Employee retires after age 65, the Employee or his beneficiary will receive monthly payments ranging from $1,250 to $2,500 for a ten-year period commencing 90 days after retirement. If the Employee dies prior to age 55, but after qualifying for the benefits, the Employee's beneficiary will receive $17,250 annually for ten years. If the Employee dies after age 55, but before age 65, the beneficiary will receive the greater of $17,250 annually or the amount the Employee would have received had he terminated his employment after age 65, reduced by an amount equal to 5/9ths of one percent times the number of months remaining before the Employee would have reached age
       65. If the Employee terminates his employment with the Company for any reason prior to age 65, the Employee will be entitled to receive the greater of the cash surrender value of a policy of insurance purchased by the Company on the life of the Employee or the amount the Employee would have received had he terminated his employment after age 65, reduced by an amount equal to 5/9ths of one percent times the number of months remaining before the Employee would have reached age 65. Finally, the agreement provides that the Employee will not, during or after his employment with the Company, directly or indirectly, compete with the Company or disclose any confidential information relative to the business of the Company. If the Employee breaches this or any other covenant under the agreement, no further payments are due or payable by the Company to the Employee or his beneficiary and the Company has no further liability under the agreement. The benefits under these agreements have vested for Messrs. Brooks and Fraedrich. The amounts shown under "All Other Compensation" for Messrs. Brooks and Fraedrich include $4,571 and $2,998, respectively for 1998, and $4,950 and $3,247, respectively for 1999, reflecting the present value of the benefits earned during the year indicated. The amounts shown under "All Other Compensation" for Messrs. Brooks and Fraedrich do not include losses of $8,704 and $7,311, respectively for 2000.

(3) The amounts shown under "All Other Compensation" for Messrs. Brooks and Fraedrich, include $6,175 and $3,519, respectively for 1998, and $12,177 and $6,790, respectively for 1999, and $13,402 and $8,446, respectively for 2000, representing the dollar value of the benefit of premiums paid for a split-dollar life insurance policy reflecting the present value of the economic benefit of the premiums paid by the Company during the fiscal year indicated.

(4)    Mr. Friday resigned from the Company, effective November 15, 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides certain information regarding stock options granted during 2000 to each of the executive officers.



                                           INDIVIDUAL GRANTS
                             ---------------------------------------------
                                         % OF TOTAL                           POTENTIAL REALIZABLE VALUE
                                          OPTIONS                              AT ASSUMED ANNUAL RATES
                                         GRANTED TO                           OF STOCK PRICE APPRECIATION
                              OPTIONS    EMPLOYEES   EXERCISE                     FOR OPTION TERM(1)
                              GRANTED    IN FISCAL     PRICE    EXPIRATION   -----------------------------
          NAME                  (#)        YEAR      ($/SHARE)     DATE       0%($)      5%($)     10%($)
---------------------------- ---------- ------------ ---------- -------------------- ----------------------

Mike Brooks                  10,000(2)     4.5%       $7.625     1/1/2008     $0        $36,406    $87,199
David Fraedrich              10,000(2)     4.5%       $7.625     1/1/2008     $0        $36,406    $87,199

John E. Friday               10,000(3)     4.5%       $7.625     1/1/2008     --             --         --

--------------------------------

(1) The amounts under the columns labeled "5%($)" and "10%($)" are included by the Company pursuant to certain rules promulgated by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the price of the Company's Common Stock. Such amounts are based on the assumption that the option holders hold the options granted for their full term. The actual value of the options will vary in accordance with the market price of the Company's Common Stock. The column headed "0%($)" is included to illustrate that the options were granted at fair market value and option holders will not recognize any gain without an increase in the stock price, which increase benefits all shareholders commensurately.

(2) On January 1, 2000, incentive options to purchase 10,000 shares of Common Stock were granted to Mr. Brooks and Mr. Fraedrich. All incentive options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. These options vest and become exercisable at a rate of 25% per year employed after the date of grant, and expire on the eighth anniversary of the date of grant.

(3) On January 1, 2000, an incentive option to purchase 10,000 shares of Common Stock was granted to Mr. Friday. The option was granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. This option vests and becomes exercisable at a rate of 25% per year employed after the date of grant, and expire on the eighth anniversary of the date of grant. Because Mr. Friday resigned from the Company on November 15, 2000, all of these options have terminated.

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

         The following table provides certain information regarding the exercise of stock options during 2000, and the number and value of stock options held by the executive officers named in the Summary Compensation Table as of December 31, 2000.


                          SHARES                                                     VALUE OF UNEXERCISED
                         ACQUIRED                    NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS AT
                            ON         VALUE        OPTIONS AT FISCAL YEAR END        FISCAL YEAR END ($)(1)
                         EXERCISE     REALIZED    ----------------------------   ------------------------------
        NAME                (#)          ($)       EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----------------------   -----------  ----------  ------------  --------------   -------------  ---------------

Mike Brooks                  --          --         89,250         28,750             $21,250      $39,375

David Fraedrich              --          --         57,750         26,250             $19,625      $39,375

John E. Friday               --          --         20,000         50,000               --            --


--------------------------------

(1) Represents the total gain which would have been realized if all in-the-money options held at fiscal year-end had been exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and per share fair market value at year-end. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

                                 RETIREMENT PLAN

         The Company's Restated Retirement Plan for Non-Union Employees (the "Retirement Plan") is a defined benefit pension plan which is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Employees, excluding leased employees and those employees covered by a collective bargaining agreement, are eligible to participate in the Retirement Plan if they are at least 21 years old and have worked at least 1,000 hours for the Company over a period of one year.

         The Retirement Plan provides for the payment of a monthly retirement benefit commencing at age 65, subject to certain early and late retirement options. The amount of the monthly benefit is determined pursuant to a formula contained in the Retirement Plan which takes the greater of 1.5% of the employee's average monthly compensation, or $10.00, and multiplies it by the employee's number of years of credited service up to a maximum of 35 years. The average monthly compensation is determined for the three consecutive years which gives the participant the highest average. Compensation for this purpose means wages which are subject to federal income tax withholding.

         The following table illustrates the operation of the Retirement Plan by showing various annual retirement benefits payable to participating employees in the compensation and years of service classifications indicated, assuming that participants retire at age 65 and that each participant elects a joint and survivor annuity for the lives of the participant and his or her spouse. There is no reduction of benefits for Social Security retirement income.



                                                       YEARS OF SERVICES
                         -------------------------------------------------------------------------------
   REMUNERATION              15               20               25               30              35
-------------------      ------------     ------------     ------------    -------------    ------------

    $ 80,000                $18,000          $24,000         $30,000          $36,000          $42,000

     100,000                 22,500           30,000          37,500           45,000           52,500

     125,000                 28,125           37,500          46,875           56,250           65,625

     150,000                 33,750           45,000          56,250           67,500           78,750

     175,000*                39,375           52,500          65,625           78,750           91,875


*The maximum pay level recognized at this time is $170,000. This maximum is indexed with the COLA % each year, with $10,000 incremental increases.

         For each of the executive officers named in the Summary Compensation Table, the compensation covered by the Retirement Plan for 2000, was $170,000 for Mr. Brooks, $150,000 for Mr. Fraedrich, and $153,846 for Mr. Friday. The Code imposes limitations on the amount of annual benefits payable to an individual under the Retirement Plan. This limit for the 2000 Plan Year is $135,000. The estimated years of service for each of the executive officers as of December 31, 2000, was 25.7 years for Mr. Brooks, 29.5 years for Mr. Fraedrich, and 2.25 years for Mr. Friday.

                              EMPLOYMENT AGREEMENTS

         On July 1, 1995, Messrs. Brooks and Fraedrich entered into employment agreements with the Company. Each of these employment agreements provides for a minimum base salary and a covenant not-to-compete. The employment agreements are substantially identical, except with respect to minimum annual base salary, which is $210,000 for Mr. Brooks and $160,000 for Mr. Fraedrich for fiscal 2000. The employment agreements are "at will" and, therefore, do not have a stated term.

         The covenant not-to-compete contained in Messrs. Brooks and Fraedrich's employment agreements is for the time of employment, plus a one-year period following termination of employment; provided, that if the employee's employment is terminated following a change in control (as defined in the employment agreements), the covenant not-to-compete will terminate immediately. If the agreement is terminated as a result of a change in control, or if the employee resigns after a change in control, the employee is entitled to receive 2.99 times his average annual compensation, including bonuses and taxable fringe benefits, over the last five taxable years immediately preceding the date of change in control, but in no event will such payments constitute excess parachute payments within the meaning of the Code. Under the employment agreements, a change in control is deemed to have occurred if (i) the Company or 50% or more of its assets or earning power is acquired and less than a majority of the outstanding voting shares of the survivor of such acquisition is owned, immediately after such acquisition, by the owners of the voting shares of the Company outstanding immediately prior to such acquisition, or (ii) there is a change in a majority of the Board of Directors of the Company over any two-year period, which has not been approved in advance by at least two-thirds of the directors of the Company in office at the beginning of the period.

         On April 27, 1999, Mr. Friday entered into an employment agreement with the Company. Mr. Friday resigned his employment and office with the Company, effective November 15, 2000. Mr. Friday's employment agreement provided for a minimum base salary and a covenant not-to-compete. Mr. Friday's minimum annual base salary for fiscal 2000 was $200,000. The agreement was "at will" and, therefore, did not have a stated term. The covenant not-to-compete contained in Mr. Friday's employment agreement was for the time of employment, plus a six-month period following termination of employment.

         The following Compensation Committee Report, Performance Graph, and Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The Stock Option and Compensation Committee (the "Compensation Committee") has the authority and responsibility to determine and administer the Company's officer compensation policies and to establish the salaries of executive officers, the formula for bonus awards to executive officers, and the grant of stock options to executive officers and other key employees under the Company's 1995 Stock Option Plan. The Compensation Committee consists solely of independent directors of the Company. In general, the philosophy of the Compensation Committee is to attract and retain qualified executives, reward current and past individual performance, provide short-term and long-term incentives for superior future performance, and relate total compensation to individual performance and performance of the Company.

         On July 1, 1995, the Company entered into employment contracts, approved by the Company's Board of Directors, with Mr. Brooks and Mr. Fraedrich. The base salaries under the employment contracts are subject to review by the Compensation Committee and may be increased periodically.

         The determination of executive officer base salaries for the fiscal year ended December 31, 2000, including increases to the minimum base salaries fixed by the employment contracts of certain executive officers (see EMPLOYMENT AGREEMENTS above), was based primarily on subjective factors, such as the Compensation Committee's perception of individual performance and the executive officer's contribution to the overall performance of the Company, and not on specific criteria. No specific weight was given to any of these factors because each of these factors was considered significant and the relevance of each varies depending upon an officer's responsibilities. These factors were also taken into account when the Compensation Committee established Mike Brooks' salary at $210,000 for the fiscal year ended December 31, 2000.

         The Company established an executive bonus program for 2000. The bonuses payable under the executive bonus program were based on percentages of a participant's salary. The amount of the percentage bonus depended on the Company's pre-tax and pre-bonus profits. The percentages ranged from 16% to 56%, depending on the officer and the amount of pre-tax profit. Three of the Company's executive officers, including Mike Brooks, were eligible to participate in the executive bonus pool for 2000. The percentages issued under the program were allocated at the beginning of 2000 among these three executive officers based upon the Compensation Committee's subjective perception of each executive officer's contribution to the overall profitability of the Company. No bonuses were paid to any executive officers by the Company in 2000, because the Company's profitability was below the minimum set for bonuses.

         The purpose of the Company's 1995 Stock Option Plan is to provide long-term incentives to key employees and motivate key employees to improve the performance of the Company's Common Stock. Stock option awards are considered annually by the Compensation Committee. The value of the stock options awarded is entirely dependent upon the Company's stock performance over a period of time.

         The number of shares of Common Stock subject to the options granted during 2000, was determined based on a subjective evaluation of the past performance of the individual, the total compensation being paid to the individual, the individual's scope of responsibility, and the anticipated value of the individual's contribution to the Company's future performance. No specific weight was given to any of these factors. Although information as to the options awarded to each executive officer during previous years was reviewed by the Compensation Committee, the Compensation Committee did not consider the total amount of options held by an officer in determining the size of an option awarded for 2000.

         Options were granted under the 1995 Stock Option Plan by the Company during 2000 to five executive officers, including Mike Brooks, and 31 other key employees. Each stock option awarded during 2000 had an exercise price equal to the fair market value of the underlying Common Stock of the Company on the date of the grant. The options granted during 2000 vest and become exercisable at the rate of 25% per year if the option holder remains employed at the time of vesting and terminate eight years from the date of grant. All options granted during 2000 to employees are subject to certain forfeiture restrictions in the 1995 Stock Option Plan. Mike Brooks received 10,000 option shares, 5.2% of all option shares granted to employees during 2000.

         The Budget Reconciliation Act of 1993 amended the Code to add Section 162(m) which bars a deduction to any publicly held corporation for compensation paid to a "covered employee" in excess of $1,000,000 per year. The Compensation Committee does not believe that this law will impact the Company because the current level of compensation for each of the Company's executive officers is well below the $1,000,000 salary limitation.

                                       STOCK OPTION AND COMPENSATION COMMITTEE

                                             James L. Stewart, Chairman
                                             Leonard L. Brown
                                             Robert D. Rockey

                                PERFORMANCE GRAPH

                      COMPARISON OF CUMULATIVE TOTAL RETURN
           AMONG THE COMPANY, THE NASDAQ STOCK MARKET COMPOSITE INDEX
                    AND THE STANDARD & POOR'S FOOTWEAR INDEX

         The following Performance Graph compares the performance of the Company with that of the NASDAQ Stock Market Composite Index and the Standard & Poor's Footwear Index, which is a published industry index. The comparison of the cumulative total return to shareholders for each of the periods assumes that $100 was invested on December 31, 1995 (the effective date the Company's Common Stock was registered under the Securities Exchange Act of 1934, as amended), in the Common Stock of the Company, and in the NASDAQ Stock Market Composite Index and the Standard & Poor's Footwear Index and that all dividends were reinvested.


                           ROCKY SHOES & BOOTS, INC.
                              Closing Price Index


                             Composite Nasdaq       S&P Footwear         RCKY
                             ----------------       ------------         ----

December 31, 1995                  100.0                100.0            100.0
December 31, 1996                  122.7                165.0            147.9
December 31, 1997                  150.2                110.4            258.7
December 31, 1998                  208.4                106.9             97.9
December 31, 1999                  383.7                125.8            127.1
December 31, 2000                  234.8                150.7             64.6

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The Audit Committee of the Board of Directors, composed entirely of independent directors, met five times in fiscal 2000. The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the corporation and such other duties as directed by the Board. The full responsibilities of the Audit Committee are set forth in its charter, as adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A.

         In fulfilling its responsibilities, the Audit Committee recommended to the Board the selection of Deloitte & Touche LLP as the Company's independent public accountants. The Audit Committee:

         o discussed and considered the independence of Deloitte & Touche LLP, reviewing as necessary all relationships and services which might bear on the objectivity of the independent public accountants;

         o received written affirmation that Deloitte & Touche LLP is in fact independent;

         o discussed the overall audit process, receiving and reviewing all reports;

         o involved Deloitte & Touche LLP in the Audit Committee's review of the Company's financial statements and related reports with management;

         o provided to Deloitte & Touche LLP full access to the Audit Committee and the Board to report on any and all appropriate matters; and

         o discussed with Deloitte & Touche LLP all matters required to be reviewed by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees.

         Both the Chief Financial Officer and Deloitte & Touche LLP were afforded the routine opportunity to meet privately with the Audit Committee and were encouraged to discuss any matters they desired.

         The Audit Committee also met with selected members of management and the independent public accountants to review financial statements (including quarterly reports), discussing such matters as the quality of earnings; estimates, reserves, and accruals; suitability of accounting principles; highly judgmental areas; and audit adjustments whether or not recorded.

         In addition, the Audit Committee considered the quality and adequacy of the Company's internal controls and the status of pending litigation, taxation matters and other areas of oversight to the financial reporting and audit process that the Audit Committee felt appropriate.

         Management's responsibility for financial reporting and the report and opinion of Deloitte & Touche LLP are filed separately in the annual report and should be read in conjunction with this letter and review of the financial statements. Based on the reviews and discussions with management and Deloitte & Touche LLP noted above, the Audit Committee recommended to the Board (and the Board approved) that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 to be filed with the Commission. The Audit Committee also determined that the provision of the Other Services was compatible with maintaining Deloitte & Touche LLP's independence.

         Based upon its work and the information received in the inquiries outlined above, the Audit Committee is satisfied that its responsibilities under the charter for the period ended December 31, 2000, were met and that the financial reporting and audit processes of the Company are functioning effectively.

                                          AUDIT COMMITTEE

                                               Leonard L. Brown, Chairman
                                               Stanley I. Kravetz
                                               Curtis A. Loveland


FEES OF THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000

         The following table shows the aggregate fees billed to the Company by its independent auditors, Deloitte & Touche LLP, for services rendered during the fiscal year ended December 31, 2000.

                                   DESCRIPTION OF FEES                                      AMOUNT
         ------------------------------------------------------------------------     -------------------

         Audit Fees(1)                                                                     $279,000
         Financial Information Systems Design and Implementation Fees                            $0
         All Other Fees(2)                                                                 $120,000


(1) Includes fees for the audits of the December 31, 2000 consolidated financial statements of the Company and its subsidiary, Lifestyle Footwear, Inc., and reviews of the related quarterly financial statements included in Quarter Reports on Form 10-Q for the 2000 fiscal year and direct engagement expenses.

(2) The Audit Committee of the Company's Board of Directors has considered whether the rendering of such non-audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant's independence.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 2000, the members of the Stock Option and Compensation Committee were Messrs. Stewart (Chairman), Stix, Brown and Rockey. Mr. Stix was a member of the Stock Option and Compensation Committee until June 15, 2000, the date of his resignation from the Board of Directors, and Mr. Rockey began serving on the Stock Option and Compensation Committee, effective as of the same date. None of these members was an executive officer or employee of the Company or its subsidiaries during or prior to his service as a member of the Stock Option and Compensation Committee, except Mr. Stix who was employed by the Company from 1994 through 1995. Certain other directors, executive officers, and principal shareholders of the Company, or members of their immediate families, have participated in transactions with, or have had certain business relationships with, the Company during 2000.

         The Company leases its 41,000 square foot manufacturing facility in Nelsonville, Ohio, from the William Brooks Real Estate Company, an Ohio corporation, 20% of which is owned by Mike Brooks. The lease expires in April 2003 and is renewable for one five-year term. The lease provides for rent at the rate of $7,500 per month for the last two years of the lease term. The Company believes, based on its knowledge of comparable properties, that this lease was made on terms no less favorable to the Company or its affiliates than it could have obtained from unrelated parties.

         Mr. Loveland, a director of the Company, is a partner in the law firm of Porter, Wright, Morris & Arthur LLP, which provides legal services to the Company.

         Pursuant to an August 3, 1994, agreement with The Kravetz Group, a company controlled by Stanley I. Kravetz, a member of the Board of Directors, the Company has employed The Kravetz Group as the Company's exclusive worldwide trademark licensing agent to locate prospective licensees to offer non-footwear products consistent with the Company's brand image and bearing the Company's trademarks. The agreement continues from year to year and may be terminated by either party upon two months written notice. The Kravetz Group is to receive one-third of the license fees received by the Company from licensees introduced by The Kravetz Group. The Kravetz Group is responsible for its own expenses, except expenses for mailing marketing materials, travel to and from the Company, and attendance at trade shows at the request of the Company.

         Pursuant to a September 14, 1998, agreement with Philip's Kids, LLC ("Philip's Kids"), a company controlled by Mr. Kravetz, the Company has employed Philip's Kids as the Company's exclusive trademark licensee for the production and sale of children's footwear and non-footwear products consistent with the Company's brand image and bearing the Company's trademarks. Philip's Kids pays to the Company an earned royalty of six percent of the net sales price of licensed products sold or otherwise disposed of by Philip's Kids. Under the agreement, Philip's Kids is required to pay a minimum guaranteed royalty to the Company during each year of the term of the agreement. The agreement provides that, after four years, the Company shall have the option to acquire all of Philip's Kids' rights under the agreement.

         The Company believes that all terms of the transactions and existing arrangements set forth above are no less favorable to the Company than similar transactions and arrangements which might have been entered into with unrelated parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and greater than 10% shareholders, to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission. Copies of the reports are required by SEC regulation to be furnished to the Company. Based on its review of such reports and written representations from reporting persons, the Company believes that all filing requirements were complied with during fiscal 2000, except for two late Form 4 filings by Mr. Stewart.

PROPOSALS BY SHAREHOLDERS FOR 2002 ANNUAL MEETING

         Each year the Board of Directors submits its nominations for election of directors at the Annual Meeting of Shareholders. Other proposals may be submitted by the Board of Directors or the shareholders for inclusion in the Proxy Statement for action at the Annual Meeting. Any proposal submitted by a stockholder for inclusion in the Proxy Statement for the Annual Meeting of Stockholders to be held in 2002 must be received by the Company (addressed to the attention of the Secretary) on or before December 17, 2001. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at our 2002 annual meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by the Company after March 2, 2002. To be submitted at the meeting, any such proposal must be a proper subject for stockholder action under the laws of the State of Delaware.


OTHER MATTERS

         As of the date of this Proxy Statement, management knows of no other business that will come before the meeting. Should any other matter requiring a vote of the shareholders arise, the proxy in the enclosed form confers upon the persons designated to vote the shares discretionary authority to vote with respect to such matter in accordance with their best judgment.

         The Company's Annual Report to Shareholders for the fiscal year ending December 31, 2000, including financial statements, was furnished to shareholders concurrently with the mailing of this proxy material.

                                    By order of the Board of Directors,

                                    Curtis A. Loveland
                                    Secretary

                                                                      APPENDIX A


               ROCKY SHOES & BOOTS, INC., A NASDAQ LISTED COMPANY

                             AUDIT COMMITTEE CHARTER
                             As Adopted May 24, 2000

This Charter sets forth the role and responsibilities of the Audit Committee of the Board of Directors of the Company in its financial reporting system. The Audit Committee generally oversees and monitors management's and the outside auditors' participation in the financial reporting process. The outside auditor for the Company is ultimately accountable to the Board and Audit Committee, as representatives of the shareholders. The Board and the Audit Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor (or to nominate the outside auditor proposed for shareholder approval).

Responsibilities

The Audit Committee is appointed by the Board to assist the Board in, among other things:
(1) monitoring the integrity of the financial statements of the Company, (2) requiring that the outside auditor submits on a periodic basis, but at least annually, to the Audit Committee a formal written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard No. 1 and actively engaging in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and for taking, or recommending that the Board of Directors take, appropriate action, to oversee the independence of the outside auditor, (3) reviewing and assessing the adequacy of this Charter, at least annually, (4) making such reports as are required by the Securities and Exchange Commission and (5) making recommendations to the Board with respect to the selection, evaluation, and where appropriate, replacement of the Company's outside auditor. The Audit Committee shall have such other responsibilities as are required by the NASDAQ and the Securities and Exchange Commission.

Membership Requirements

The Audit Committee shall consist of three members. Each member of the Audit Committee shall meet the independence standards and financial literacy requirements as established from time to time by the NASDAQ. Under NASDAQ rules, one Audit Committee member may be "not independent" so long as he/she is (1) not a current employee, (2) not an immediate family member of a current employee, and (3) the Board determines that membership on the Audit Committee by that individual is required by the best interests of the corporation and its shareholders and this is disclosed in the next proxy statement along with the reasons for the Board's determination. The members of the Audit Committee are appointed by the Board. The Audit Committee members shall select a Chair, who shall be an "Independent Director," as defined in the listing standards of the NASDAQ Stock Market.

Authority

The Audit Committee shall have the authority to retain special legal, accounting, or other consultants to advise the Committee with respect to its responsibilities and authority hereunder, to retain professionals and advisors to assist the Audit Committee in maintaining or improving its financial literacy, and to incur any expenses related to any of the foregoing. The Audit Committee may require any officer or employee of the Company or the Company's internal or outside counsel or outside auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee may not, however, knowingly cause the Company's counsel to make any disclosure in a manner that would cause a loss of the attorney-client privilege or a waiver of the work product doctrine.

Processes

The Audit Committee, in fulfilling its responsibilities and in the exercise of its authority, during each of the periods indicated, shall:


A.       QUARTERLY

1. Maintain minutes of its meetings (which may, if needed to protect privilege, be confidential) and make regular reports to the Board.

2. Review with management and the outside auditor the financial statement review completed by the outside auditor prior to the release of quarterly earnings.

3. Review an analysis prepared by management and the outside auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

4. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.


B.       ANNUALLY

1. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

2. Discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

3. Prepare the Audit Committee Report as required by the rules of the Securities and Exchange Commission, to be included in the Company's annual proxy statement, stating whether:

         (a) The Audit Committee reviewed and discussed the audited financial statements with management;

         (b) The Audit Committee discussed with the outside auditor the matters required to be discussed by SAS 61, as may be modified or supplemented;

         (c) The Audit Committee received the written disclosures and the letter from the outside auditor required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the outside auditor the outside auditor's independence; and

         (d)      Based on the review and discussions referred to in paragraphs
                  (a) through (c) above, whether the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Commission.

4. Provide the Board with such information and assurances as are reasonably necessary to assure that each member of the Audit Committee is an Independent Director.

5. Obtain from the outside auditor disclosures of indicia of corporate fraud, illegal acts, related party transactions and/or going concern issues that may have been raised during an audit or review.

6. Meet with the outside auditor prior to the audit to review the planning and staffing of the audit.

7. Obtain reports from management, the Company's senior internal auditing executive (if any), and the outside auditor, that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct.

8. Review with the outside auditor any problems or difficulties the outside auditor may have encountered in the course of the audit. Such review should include:

         (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

         (b)      Any changes required in the planned scope of any audit.

         (c) An assessment of the accounting function, including the internal audit department, if one exists, and its and their responsibilities, budget and staffing.

9. Review any management letter provided by the outside auditor, and the Company's response to that letter

10. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct.

11. Review with the Company's inside General Counsel (if applicable) and principal outside Counsel those legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

12. Meet at least annually with the chief financial officer, any senior internal auditing executive and the outside auditor in separate executive sessions.

13. Review major changes to the Company's auditing and accounting principles and practices as suggested by the outside auditor, any internal auditors or management.

14.      Approve the fees to be paid to the outside auditor.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor, or to assure compliance with laws and regulations and the Company's Code of Business Conduct.

                            ROCKY SHOES & BOOTS, INC.
                  39 EAST CANAL STREET, NELSONVILLE, OHIO 45764

                 ---------------------------------------------

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- MAY 23, 2001

         The undersigned hereby appoints MIKE BROOKS, DAVID FRAEDRICH, and CURTIS A. LOVELAND, or any one of them acting alone, my attorneys and proxies, with full power of substitution to each, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said corporation to be held on May 23, 2001, at 9:30 a.m., local time, at the Company's Finished Goods Distribution Center, located at 37601 Rocky Boots Way, Logan, Ohio, and at any adjournment thereof, with all of the powers I would have if personally present, for the following purposes:

1.  ELECTION OF CLASS I DIRECTORS

      |_| FOR all nominees listed below (except as marked to the contrary).

      |_| WITHHOLD AUTHORITY to vote for all nominees below.

          Mike Brooks   Glenn E. Corlett   Stanley I. Kravetz   James L. Stewart

          (INSTRUCTIONS: Do not check "WITHHOLD AUTHORITY" to vote for only a certain individual nominee. To withhold authority to vote for any individual nominee, strike a line through the nominee's name and check "FOR").

2. TO RATIFY the selection of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001.

                  |_|  FOR      |_|  AGAINST      |_|  ABSTAIN

3. TO TRANSACT such other business as may properly come before the meeting and any adjournment thereof.

The undersigned gives unto said attorneys and proxies, or substitutes, full power and authority to do whatsoever in their opinion may be necessary or proper to be done in the exercise of the power hereby conferred, including the right to vote for any adjournment, hereby ratifying all that said attorneys and proxies, or substitutes, may lawfully do or cause to be done by virtue hereof. Any of the said attorneys and proxies, or substitutes, who shall be present and shall act at the meeting shall have and may exercise all the powers of said attorneys and proxies hereunder.

         THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

         The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders, dated April 23, 2001, the Proxy Statement and the Annual Report of the company furnished therewith. Any proxy heretofore given to vote said shares is hereby revoked.

         Please sign and date this Proxy below and return it in the enclosed envelope.








                                  Dated   ________________________________, 2001

                                  ______________________________________________
                                                     (Signature)

                                  ______________________________________________
                                                     (Signature)


                                  SIGNATURE(S) SHALL AGREE WITH THE NAME(S)
                                  PRINTED ON THIS PROXY. IF SHARES ARE
                                  REGISTERED IN TWO NAMES, BOTH SHAREHOLDERS
                                  SHOULD SIGN THIS PROXY. IF SIGNING AS
                                  ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE
                                  OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS
                                  SUCH. THIS PROXY IS SOLICITED ON BEHALF OF
                                  THE BOARD OF DIRECTORS.